DHJH Holdings LLC

May 27, 2016

PEN Inc.

701 Brickell Avenue, Suite 1550

Miami, FL 33131

Attn:	Dr. Scott E. Rickert
Chairman, President & Chief Executive Officer

RE: Financial, Accounting, Treasury and Business Development Services

Dear Dr. Rickert:

This letter agreement (“Agreement”) confirms our mutual understanding regarding the retention of DHJH Holdings LLC (“DHJH”) by PEN Inc. (“PEN” or “the Company”) (i) to provide accounting, treasury management, financial projections and analysis, and related accounting services including preparation of the financial portion of the Company’s SEC filings, (ii) if elected or appointed to that office by the Company, for one of our principals, John Hollister, to act as the Chief Financial Officer responsible to sign the Company’s SEC filings, and (iii) to provide business development, acquisition and strategic advice to the Company. We are aware that the Company currently retains CFO Oncall, Inc. (“Oncall”) for some of these functions and we understand that there will be a transition period with Oncall through June 30, 2016.

DHJH will prepare and be present, if requested by the CEO, for investor presentations and PEN Board meetings.

DHJH will not undertake to provide any audit or review opinion or form of third-party assurance on the financial statements.

The Company will furnish DHJH with all relevant information concerning the Company (the “Information”) and will provide DHJH with reasonable access to the Company’s officers, directors, employees, independent accountants, actuaries, insurance providers and legal counsel. The Company will also provide access to all of its accounting systems. PEN acknowledges that, in rendering the services contemplated hereby, DHJH will be using and relying on the Information. PEN will also undertake to advise DHJH of all developments materially affecting the Company in connection with DHJH’s activities hereunder. DHJH will keep PEN fully informed regarding information learned in the course of providing services hereunder.

PEN Inc.

Our fees for the above services will be $8,000 per month commencing June 1, 2016 Obligation to pay those fees will begin at that time and cash payment will begin as agreed by DHJH and PEN according to a mutually agreed rolling quarterly cash forecast, with the understanding that after the Oncall transition is completed, DHJH will be paid at least $5,000 per month. Expenses incurred by DHJH must be pre-approved and will be reimbursed under PEN policies if submitted not more than within 30 days of the date incurred. Past due payables and travel expenses for DHJH’s trips to Florida, Austin and New York City in May, 2016 will be reimbursed subject to the above guidelines.

We have discounted our fee by 33% due to PEN’s financial condition. When we mutually agree the financial situation has significantly improved, we expect you to consider our request for an undiscounted fee. We have also asked for stock options with an underlying share value of $4,000 per month and you have said this will be presented to the PEN Board for its consideration at the meeting scheduled for July, 2016.

The Company agrees to indemnify and hold harmless DHJH, its two members, and any employees or agents engaged by DHJH who, with the prior consent of the Company, provide services to the Company under this engagement (collectively, the “Indemnified Parties”), from and against any losses, claims, damages, or liabilities (or actions, or proceedings, in respect thereof) arising out of this engagement or DHJH’s role in connection therewith and will reimburse the Indemnified Parties for all related expenses (including fees and expenses of legal counsel) as they are incurred in connection with investigating, preparing, or defending any such action, proceeding or claim, except that the Company will not be responsible to an Indemnified Party for any claims, liabilities, losses, or damages to the extent they are finally determined by a court having jurisdiction (after all applicable periods for appeal have lapsed) to have resulted from the gross negligence or fraud of any Indemnified Party. Rights under this paragraph shall be in addition to any right that the Indemnified Parties and/or the Company may have in common law or otherwise, and shall survive the expiration or termination of this Agreement.

This letter is also subject to our Standard Engagement Terms are attached as Exhibit A.

This Agreement may be terminated with or without cause by DHJH or the Company at any time upon 30 days written notice by the other party to that effect. Upon termination of this Agreement, neither party will have any liability or continuing obligation to the other, except that our Standard Engagement Terms will remain in force, the Company will remain liable for out-of-pocket expenses previously approved and incurred and any fees earned up to the time of termination.

This letter constitutes the entire Agreement between the parties with respect to this engagement, incorporating all discussions between us, and may be amended only by a writing executed by both parties. This Agreement shall be interpreted in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws, and shall inure to the benefit of our respective successors and assigns.

15775 North Ridge Drive

Novelty, Ohio 44072

216.400.8009

PEN Inc.

If the foregoing correctly sets forth our Agreement, please sign below in the space provided and return it to the undersigned.

Sincerely,

DHJH Holdings LLC

/s/ John B. Hollister III
By:	John B. Hollister III
Its:	Member

Agreed to and accepted this

day of May 2016

PEN Inc.

/s/ Scott E. Rickert
By:	Scott E. Rickert
Its:	Chairman, President & Chief Executive Officer

15775 North Ridge Drive

Novelty, Ohio 44072

216.400.8009

Exhibit A

STANDARD ENGAGEMENT TERMS

CONFIDENIIALITY

DHJH treats all client relationships as confidential and will not disclose your financial or tax information or any other proprietary information during the course of the engagement to anyone outside of DHJH without your permission except as required by law or regulation. Your permission may be granted by identifying the parties (e.g., financial advisor, attorney banker etc) to whom disclosure is permitted. DHJH further agrees to bind its employees and subcontractors to the terms and conditions of the Agreement.

CLIENT-PROVIDED INFORMATION

You represent that all information provided to DHJH is accurate and complete to the best of your knowledge.

PROFESSIONAL JUDGMENT

DHJH will use its professional judgment in applying tax, accounting or other rules applicable to this engagement. Wherever there are conflicting reasonable interpretations of the rules we will advise you of the possible positions you might take and follow the position you request as long as it is consistent with applicable professional statutory or regulatory standards. Should the position take result in additional taxes, penalties, fines, interest or any other damages, we assume no responsibility for such costs.

CHANGES OR MODIFICATIONS IN SCOPE OF ENGAGEMENT

Should the scope of the engagement change DHJH will prepare a Change Order letter outlining the necessary changes and the modification of fees. DHJH will not proceed with the modified scope without your prior approval. Fee increases resulting from Change Orders will be billed at a mutually-agreed rate.

TERMINATION OF ENGAGEMENT

Unless otherwise stated in the accompanying engagement letter, this engagement may be terminated upon thirty (30) days written notice by either party; provided, however, that these Standard Engagement Terms shall survive the termination of this engagement.

WORKPAPER OWNERSHIP

All documents and work papers, including but not limited to data in electronic form which emanates from the services performed by DHJH remain the property of DHJH. Upon termination of this engagement DHJH will provide you with a complete copy for your records of all documents and work papers prepared as part of this engagement.

ORIGINAL CLIENT RECORDS

If DHJH receives original documents related t the Company or any of its subsidiaries, they will be delivered to the Company or the applicable subsidiary. DHJH may choose to retain selected copies of document in its work papers.

LIMITATIONS ON SCOPE OF ENGAGEMENT AND VERIFICATION OF INFORMATION

Unless otherwise stated in the accompanying engagement letter, DHJH will not audit, review or otherwise verify the information provided by you or third parties. This engagement cannot be relied upon to disclose errors and irregularities, including fraud or misappropriation of assets that may exist. However, DHJH will inform you of irregularities that come to its attention.

INDEMNIFICATION FOR MANAGEMENT MISREPRESENTATION

If we incur legal fees as a result of our reliance on any knowingly false representation, you agree to reimburse us for all of our legal fees and related costs of defense.

DIRECTORS AND OFFICERS INSURANCE

In the event that John Hollister becomes an officer or director, the Company agrees to provide Directors and Officers Liability Policy covering John Hollister in his official capacity in the amount of $2,000,000.